EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

Coca-Cola Enterprises Inc.
Reports First-Quarter 2005 Results

•  2005 earnings guidance affirmed with earnings per diluted share expected in the low-to-mid $1.30's.

•  CCE continues to expect strong cash flow from operations in 2005. Full-year 2005 cash flow from operations less capital spending is expected to total more than $700 million.

ATLANTA, April 28, 2005--Coca-Cola Enterprises (NYSE: CCE) today reported first-quarter 2005 net income of $46 million, or 10 cents per diluted share. These results compare to net income of $104 million, or 22 cents per diluted share in first-quarter 2004. Operating income totaled $220 million for the first quarter, down 28 percent versus prior year.

These results reflect two fewer selling days in 2005, lower volume in the Company's European territories as well as the impact of the high cost of goods environment. These factors were partially offset by the benefit of the Company's cost control efforts which resulted in operating expenses below prior year.

"We achieved earnings at the low end of our guidance as we worked through a period of weak category performance and high cost of goods increases. With the operating flexibility created by our cost control efforts, we can maintain our full-year outlook," said Lowry F. Kline, chairman of the board. "We believe that upcoming product introductions and a strengthening revenue management environment will drive improving results for the balance of the year."

Physical case bottle and can volume declined 1 1/2 percent on a comparable basis for the quarter. Volume in North America was flat for the quarter, while volume in Europe decreased 5 1/2 percent. North American volume results reflect weak category performance for regular soft drinks, partially offset by the continued strong growth of Dasani and Powerade. North America also benefited from the introduction of Coca-Cola with Lime, Full Throttle and Dasani flavored waters. In Europe, CCE's business outperformed the overall soft drink category, but weak category performance resulted in volume below prior year.

Consolidated net revenue per case was up 1 1/2 percent in the first quarter. North American net revenue per case increased 2 percent with pricing in Europe up 1/2 percent for the quarter. Consolidated cost of sales per case increased 3 percent. All net pricing and cost of sales per case comparisons exclude the effects of currency translations. The attached schedules provide a reconciliation of the reported and comparable operating information used in this release.

"As we move into our key selling season, our focus in North America remains on successfully introducing several important new products, such as Diet Coke Sweetened with Splenda(R), Coca-Cola Zero, Full Throttle and Dasani flavored waters," said John R. Alm, president and chief executive officer. "And, just this morning we announced we will distribute Rockstar, a rapidly growing energy drink. All of our new products target categories that are experiencing solid growth and are an integral part of our operating plan to work through a challenging business environment in 2005.

"In addition, we implemented operating expense initiatives to create flexibility in meeting our full-year financial goals," Mr. Alm said. "Our first-quarter net revenue per case results reflect our efforts to balance price and volume by moderating our price increases during a period of weak category demand. We are encouraged that the industry pricing environment remains rational and expect improving pricing and volume trends for the remainder of the year as we benefit from our innovation initiatives.

"In Europe, our business is showing improvement as we enter the second quarter, and we expect solid growth this summer as we benefit from a strong marketing calendar and new product and package introductions," Mr. Alm said. "A key element of our marketing plans is focused on consumer education regarding the benefits of our zero calorie, zero sugar products. Innovation includes Diet Coke and Coca-Cola Light with Lime in Great Britain and France, orange-flavored Coca-Cola light Sango in Belgium, a variety of Minute Maid juices and juice drinks in each of our territories, as well as new packaging such as Fridge Pack. "

Full-Year 2005 Outlook

Management continues to expect full-year 2005 earnings per diluted common share in a range of the low-to-mid $1.30's. Operating income is expected to increase in a range of 3 percent to 4 percent, reflecting the benefit of favorable foreign currency translations. Free cash flow from operations less capital spending is expected to total more than $700 million, with capital spending at the low end of the Company's guidance of $1.0 billion to $1.1 billion.

CCE will webcast its first quarter conference call with analysts and investors live over the Internet today at 10 a.m. ET. The call can be accessed through our Web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 33 and 34 of our 2004 Annual Report.

                      COCA-COLA ENTERPRISES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                     First Quarter
                                                 ---------------------
                                                   2005   2004  Change
                                                  ------ ------ ------
Net Operating Revenues                           $4,196  $4,240   (1)%
Cost of Sales                                     2,518   2,460    2%
                                                  ------  ------
Gross Profit                                      1,678   1,780   (6)%
Selling, Delivery, and
     Administrative Expenses                      1,458   1,476   (1)%
                                                  ------  ------
Operating Income                                    220     304  (28)%
Interest Expense, Net                               157     156
Other Nonoperating (Expense) Income, Net             (1)      1
                                                  ------  ------
Income Before Income Taxes                           62     149
Income Tax Expense                                   16      45
                                                  ------  ------
Net Income                                       $   46  $  104
                                                  ======  ======
Basic Weighted Average Common Shares Outstanding    470     459
                                                  ======  ======
Basic Net Income Per Share (a)                   $ 0.10  $ 0.23
                                                  ======  ======
Diluted Weighted Average Common Shares
 Outstanding                                        475     467
                                                  ======  ======
Diluted Net Income Per Share (a)                 $ 0.10  $ 0.22
                                                  ======  ======

(a)  Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                       (Unaudited; In Millions)

                                                 April 1, December 31,
                                                    2005      2004
                                                 -------- ------------
ASSETS
Current:
     Cash and cash equivalents                    $   108     $   155
     Trade accounts receivable, net                 1,911       1,877
     Inventories                                      886         763
     Current deferred income tax assets               112          96
     Prepaid expenses and other current assets        385         373
                                                   -------     -------
          Total Current Assets                      3,402       3,264
Property, plant, and equipment, net                 6,705       6,913
Goodwill                                              578         578
Franchise license intangible assets, net           14,228      14,517
Customer distribution rights and other
noncurrent assets, net                              1,059       1,082
                                                   -------     -------
                                                  $25,972     $26,354
                                                   =======     =======
LIABILITIES AND SHAREOWNERS' EQUITY
Current:
     Accounts payable and accrued expenses        $ 2,311     $ 2,701
     Amounts payable to The Coca-Cola Company, net    100          78
     Deferred cash receipts from The Coca-Cola
      Company                                          53          45
     Current portion of debt                          726         607
                                                   -------     -------
          Total Current Liabilities                 3,190       3,431
Debt, less current portion                         10,599      10,523
Retirement and insurance programs and other
 long-term obligations                              1,462       1,406
Deferred cash receipts from The Coca-Cola
 Company, less current                                312         331
Long-term deferred income tax liabilities           5,051       5,238
Amounts payable to The Coca-Cola Company               47          47
Shareowners' equity                                 5,311       5,378
                                                   -------     -------
                                                  $25,972     $26,354
                                                   =======     =======

                      COCA-COLA ENTERPRISES INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited, In Millions )

                                                   Three Months Ended
                                                   -------------------
                                                   April 1,  April 2,
                                                     2005      2004
                                                   --------  --------
Cash Flows From Operating Activities
------------------------------------
Net income                                          $    46   $   104
Adjustments to reconcile net income to net cash
 derived from operating activities:
Depreciation and amortization                           263       260
Net change in customer distribution rights               11         3
Stock-based compensation expense                          6         4
Deferred funding income from The Coca-Cola Company      (10)      (15)
Deferred income tax expense                               -        28
Pension expense greater (less) than retirement plan
 contributions                                           38        31
Net changes in assets and liabilities                  (446)     (336)
   Other changes, net                                   (89)      (17)
                                                     -------   -------
Net cash (used in) derived from operating
 activities                                            (181)       62
                                                     -------   -------

Cash Flows From Investing Activities
------------------------------------
Capital asset investments                              (133)     (158)
Other investing activities                                2         -
                                                     -------   -------
Net cash used in investing activities                  (131)     (158)

Cash Flows From Financing Activities
------------------------------------
Increase in commercial paper, net                       591       156
Issuances of debt                                       133       175
Payments of debt                                       (448)     (284)
Dividend payments on common stock                       (19)      (18)
Exercise of employee stock options                       11        58
                                                     -------   -------
Net cash derived from financing activities              268        87
                                                     -------   -------

Net effect of exchange rate changes on cash
  and cash equivalents                                   (3)       (2)
                                                     -------   -------

Net Decrease In Cash and Cash Equivalents               (47)      (11)
Cash and Cash Equivalents at Beginning of Period        155        80
                                                     -------   -------
Cash and Cash Equivalents at End of Period          $   108   $    69
                                                     =======   =======

                      Coca-Cola Enterprises Inc.
                      Key Financial Information
                       (Unaudited; In Millions)

                                                 April 1,    April 2,
                                                   2005        2004
                                                 --------    --------
Free Cash Flow(a)
-----------------
Net Cash From Operating Activities              $    (181)  $      62
Less: Capital Asset Investments                       133         158
                                                 ---------   ---------
Free Cash Flow                                  $    (314)  $     (96)
                                                 =========   =========

                                                 Full Year
                                                   2005
                                                 Forecast
                                                ----------

Net Cash From Operating Activities  more than   $   1,700
Less:  Capital Asset Invesments                     1,000
                                                 ---------
Free Cash Flow                      more than   $     700
                                                 =========

                                                 April 1, December 31,
                                                   2005      2004
                                                 --------- -----------
Net Debt(b)
-----------
Current Portion of Debt                         $     726   $     607
Debt, Less Current Portion                         10,599      10,523
Less: Cash and Cash Equivalents                       108         155
                                                 ---------   ---------
Net Debt                                        $  11,217   $  10,975
                                                 =========   =========

(a) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase and acquisition
    opportunities.

(b) The non-GAAP measure "Net Debt" is provided to assist investors in evaluating our capital structure and financial leverage.
    Management uses this information to evaluate our capital structure and financial leverage.

                      Coca-Cola Enterprises Inc.
                       Key Operating Information
                              (Unaudited)

                                           ---------------------------
                                            First-Quarter 2005 Change
                                           ---------------------------
                                                        North
                                          Consolidated  America Europe
                                          ------------  ------- ------
Net Revenues Per Case
---------------------
Change in Net Revenues per Case                   3.5%   1.5%  9.5%
      Impact of Belgium Excise Tax Change        (0.5)%   0.0% (1.0)%
      Impact of Customer Marketing and
       Other Promotional Adjustments              0.5%   1.0% (1.0)%
      Impact of Excluding Post Mix Sales
       and Agency Sales                          (0.5)%   0.0% (1.5)%
                                                 ------  ------ ------
Bottle and Can Net Pricing Per Case(a)            3.0%   2.5%  6.0%
      Impact of Currency Exchange Rate
       Changes                                   (1.5)%  (0.5)% (5.5)%
                                                 ------  ------ ------
Currency-Neutral Bottle and Can
   Net Pricing per Case(c)                        1.5%   2.0%  0.5%

Cost of Sales Per Case
----------------------
Change in Cost of Sales per Case                  6.5%   5.0% 11.5%
      Impact of Belgium Excise Tax Change        (0.5)%   0.0% (1.5)%
      Impact of Excluding Bottle and Can
         Marketing Credits and Jumpstart
         Funding                                  0.0%  (0.5)%  0.0%
      Impact of Excluding Post Mix Sales
       and Agency Sales                          (1.0)%   0.0% (2.5)%
                                                 ------  ------ ------
Bottle and Can Cost of Sales Per Case(b)          5.0%   4.5%  7.5%
      Impact of Currency Exchange Rate
      Changes                                    (2.0)%  (0.5)% (5.5)%
                                                 ------  ------ ------
Currency-Neutral Bottle and Can
   Cost of Sales per Case(c)                      3.0%   4.0%  2.0%

Physical Case Bottle and Can Volume
-----------------------------------
Change in Volume                                 (4.0)%  (3.0)% (8.0)%
      Impact of Selling Day Shift                 2.5%   3.0%  2.5%
                                                 ------  ------ ------
Comparable Bottle and Can Volume(d)              (1.5)%   0.0% (5.5)%

Fountain Gallon Volume
----------------------
Change in Volume                                 (4.0)%  (6.5)%  9.5%
      Impact of Selling Day Shift                 2.5%   2.5%  3.0%
                                                 ------  ------ ------
Comparable Fountain Gallon Volume(d)             (1.5)%  (4.0)% 12.5%
                                                 ------  ------ ------

(a) The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing. Our bottle and can sales accounted for approximately 91 percent of our net revenue in the first quarter of 2005.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is provided to allow investors to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an
    understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are provided to allow investors to separate the impact of currency exchange rate changes on our operations.

(d) "Comparable Volume" excludes the impact of changes in the number of selling days between periods. The measure allows investors to analyze the performance of our business on a constant period and territory basis. There were two fewer selling days in the first quarter of 2005 as compared to the first quarter of 2004.

                         Coca-Cola Enterprises
                             2005 Guidance

                                                Projection
----------------------------------------------------------------------
            Volume Growth                       Approx. 1%
               North America                    Approx. 1%
               Europe                            2% to 3%
----------------------------------------------------------------------
       Pricing Per Case Growth                  Approx. 3%
  (currency neutral, including mix benefit)     Approx. 3%
               North America                    Approx. 2%
               Europe
----------------------------------------------------------------------
    Cost of Goods Per Case Growth
  (currency neutral, including mix impact)      Approx. 4%
----------------------------------------------------------------------
     Operating Expense $ Growth                  2% to 3%
----------------------------------------------------------------------
       Operating Income Growth               Approx. 3% to 4%
----------------------------------------------------------------------
        Capital Expenditures               Approx. $1.0 billion
----------------------------------------------------------------------
          Interest Expense                 Approx. $635 million
----------------------------------------------------------------------
         Effective Tax Rate                     Approx. 30%
----------------------------------------------------------------------
          2005 Diluted EPS                  Low to Mid $1.30's
----------------------------------------------------------------------
        Diluted Common Shares               Approx. 475 million
----------------------------------------------------------------------

Notes:

• Volume growth guidance is based on comparable selling days.

• 2005 will include two less selling days in the first quarter and full year.

• All cost of goods and operating income growth guidance exclude the 2004 impact of the concentrate price transition.